Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☑

Citibank, N.A.

A National Banking Association	13-5266470
(I.R.S. employer identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip code)

PRINCIPAL LIFE INCOME NOTE FUNDING TRUSTS

New York	N/A
(State or other jurisdiction of	(I.R.S. employer
Incorporation or organization)	identification no.)

c/o US Bank , National Association
100 Wall Street, 16th Floor
New York, NY	10005
Prospectus Supplement
(Address of principal executive offices)
Debt Securities
(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
Item 16. List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 — Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 — Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 — Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 — Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 — Not applicable.

Exhibit 6 — The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939,(Exhibit 6 to T-1 Registration Statement No. 33-19227)

Exhibit 7 — Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 2007- attached)

Exhibit 8 — Not applicable.
Exhibit 9 — Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 5th day of November, 2007.

CITIBANK, N.A.

By:	/s/ Jennifer McCourt

Name: Jennifer McCourt
Title: Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING DOMESTIC AND
FOREIGN SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 2007, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$22,912,000
Interest-bearing balances	59,850,000
Held-to-maturity securities	1,000
Available-for-sale securities	188,052,000
Federal funds sold in domestic Offices	503,000
Federal funds sold and securities purchased under agreements to resell	11,797,000
Loans and leases held for sale	17,200,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	620,019,000
LESS: Allowance for loan and lease losses	6,517,000
Loans and leases, net of unearned Income and allowance	613,502,000
Trading assets	126,525,000
Premises and fixed assets (including capitalized leases)	5,539,000
Other real estate owned	379,000
Investments in unconsolidated subsidiaries and associated companies	3,783,000
Intangible assets: Goodwill	17,105,000
Intangible assets: Other intangible assets	12,167,000
Other assets	53,525,000

TOTAL ASSETS	$1,132,840,000

LIABILITIES
Deposits: In domestic offices	$204,020,000
Noninterest- bearing	41,604,000
Interest- bearing	162,416,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	521,928,000
Noninterest- bearing	35,546,000

Thousands of dollars
Interest- bearing	486,382,000
Federal Funds purchased and securities sold under Agreements to repurchase:
Federal funds purchased in domestic Offices	9,226,000
Securities sold under agreements to repurchase:	14,386,000
Fee Trading liabilities	54,213,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):	167,734,000
Subordinated notes and debentures	25,400,000
Other liabilities	50,735,000

TOTAL LIABILITIES	$1,047,642,000

Minority interest in consolidated Subsidiaries	1,133,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	751,000
Surplus	49,487,000
Retained Earnings	35,343,000

Accumulated net gains (losses) on cash flow hedges	-1,516,000
Other equity capital components	0

TOTAL EQUITY CAPITAL	$84,065,000

TOTAL LIABILITIES AND EQUITY CAPITAL	$1,132,840,000

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
CARY CRITTENDEN
We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.
SALLIE KRAWCHECK
KEVIN KESSINGER
DAVID BUSHNELL
DIRECTORS